UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): January 9, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information provided in Item 8.01 below is incorporated herein by reference and is being furnished, not filed, pursuant to this Item 2.02. The announcement by Entergy referenced in Item 8.01 is attached hereto as Exhibit 99.1 and is being furnished, not filed, pursuant to this Item 2.02.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information set forth under Item 8.01 relating to estimated severance and employee retention costs is incorporated herein by reference.

Item 8.01. Other Events.

As discussed in Entergy Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, in Management’s Discussion and Analysis, Realized Revenue per MWh Trend and the Entergy Wholesale Commodities Business, the Entergy Wholesale Commodities power plants are in a challenging economic environment. Entergy’s strategy in this environment is to manage and reduce the risk of the Entergy Wholesale Commodities business, which includes taking actions that reduce the size of its merchant power plant fleet. In addition, as discussed in Entergy Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, in Management’s Discussion and Analysis, Entergy Wholesale Commodities Authorizations to Operate Its Nuclear Power Plants, Indian Point Units 2 and 3 are currently involved and face opposition in extensive licensing proceedings.

On January 9, 2017, Entergy announced that it has reached a settlement with New York State to shut down Indian Point Unit 2 by April 30, 2020 and Indian Point Unit 3 by April 30, 2021, and resolve all New York State-initiated legal challenges to Indian Point’s operating license renewal. As part of the settlement, New York State has agreed to issue Indian Point’s water quality certification and Coastal Zone Management Act consistency certification and to withdraw its objection to license renewal before the Nuclear Regulatory Commission (“NRC”). New York State also has agreed to issue a water discharge permit, required regardless of whether the plant is seeking a renewed NRC license. The shutdowns are conditioned, among other things, upon such actions being taken by New York State. Even without opposition, the NRC license renewal process is expected to continue at least into 2018.

Entergy is currently in the process of preparing financial statements for year-end 2016 financial reporting. In connection with the preparation of such financial statements, and taking into consideration the agreement to shut down Indian Point Units 2 and 3 earlier than previously expected, Entergy has concluded that it will recognize a non-cash impairment charge in the fourth quarter 2016. The preliminary estimate of the impairment charge is approximately $2.4 billion ($1.5 billion after-tax). A fair value analysis was performed based on the income approach, a discounted cash flow method, to determine the amount of impairment. The estimated fair value of the plant and related assets is approximately $440 million, with approximately $375 million allocated to plant, approximately $50 million allocated to fuel, and the remaining fair value allocated among deferred outage costs and materials and supplies. The carrying value at December 31, 2016 was approximately $2.8 billion and reflects the effect of a $390 million increase in Indian Point Energy Center’s preliminarily estimated decommissioning cost liabilities and the related asset retirement cost assets. The increase in the estimated decommissioning cost liabilities resulted from the change in expectation regarding the timing of decommissioning cash flows due to the settlement to cease operations in 2020 and 2021.

In addition to the impairment charge, Entergy expects to record and pay through the end of 2021 additional expenses totaling approximately $180 million for Indian Point-related severance and employee retention costs. With the settlement concerning Indian Point, Entergy now has announced plans to shut down and then sell (Vermont Yankee and FitzPatrick) or shut down earlier than previously expected (Pilgrim, Palisades, and Indian Point Units 2 and 3) all of the Entergy Wholesale Commodities nuclear power plants. For all six of the Entergy Wholesale Commodities nuclear plants in total Entergy expects to record and pay through the end of 2021 future additional expenses totaling approximately $310 million related to severance and employee retention costs.

In this Form 8-K, and from time to time, Entergy makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s plans and expectations with respect to Indian Point Units 2 and 3, and the anticipated financial effects of the planned shutdown of the plants, and other statements of Entergy’s beliefs or expectations included in this Form 8-K. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Form 8-K and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; and (h) the effects of technological changes and changes in economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Release, dated January 9, 2017, issued by Entergy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY CORPORATION
	By:	/s/ Alyson M. Mount
Alyson M. Mount Senior Vice President and Chief Accounting Officer

Dated: January 9, 2017